Exhibit 15.15

CONSENT OF ATACAMA WATER CONSULTANTS

March 23, 2026

VIA EDGAR

United States Securities and Exchange Commission

Re:	Lithium Argentina AG (the “Company”)
Annual Report on Form 20-F of the Company for the year ended December 31, 2025 (the “Form 20-F”)

Atacama Water Consultants hereby consents to the use of its name in connection with reference to its involvement in the preparation of the following technical report (the “Technical Report”):

•
the Technical Report titled “S-K 1300 Technical Report - Scoping Study Report at the PPG Salars, Salta Province, Argentina,” effective December 31, 2025; and
•
the review and approval of the technical and scientific information concerning the PPG Salars contained in the Management’s Discussion & Analysis for the year ended December 31, 2025 being filed by the Company as part of the Form 20-F (together with the Technical Report, the “The Pastos Grandes Information”)

and to references to the Pastos Grandes Information, or portions thereof, included or incorporated by reference in the Form 20-F, which is being filed pursuant to the Securities Exchange Act of 1934, as amended, and to the inclusion or incorporation by reference of the information derived from the Pastos Grandes Information related to the undersigned in the Form 20-F. This consent extends to any amendments to the Form 20-F.

The undersigned also hereby consents to the use of its name in connection with reference to its involvement in the preparation of the Pastos Grandes Information, to references to the Pastos Grandes Information, or portions thereof, and to the inclusion or incorporation by reference of the information derived from the Pastos Grandes Information related to the undersigned in the registration statements (No. 333-238142, No. 333-227816, and No. 333-282163) on Form S-8. This consent extends to any amendments to the Form S-8s, including post-effective amendments, and any new Form S-8 registration statement filed by the Company incorporating by reference the Form 20-F.

The undersigned further consents to the filing of the Technical Report as an exhibit to the Form 20-F.

Atacama Water Consultants

/s/Frederik Reidel

Name: Frederik Reidel
Title: General Manager